
Metris Receivables, Inc.                                      Metris Master Trust                                 Monthly Report
Certificateholder's Statement                                    Series 1997-2                                          Dec-2000

Section 5.2                                                                  Class A               Class B               Class C
(i) Certificate Amount                                                    455,000,000.00        101,500,000.00        98,000,000.00
(ii) Certificate Principal Distributed                                              0.00                  0.00                 0.00
(iii) Certificate Interest Distributed                                      2,872,140.10            662,107.76           694,973.13
(iv) Principal Collections                                                 21,049,245.01          4,695,600.81         4,533,683.54
(v)  Finance Charge Collections                                             9,776,367.32          2,180,881.92         2,105,679.11
       Recoveries                                                             792,559.06            176,801.64           170,705.03
       Principal Account Earnings                                                   0.00                  0.00                 0.00
      Accum. Period Reserve Acct. Earnings                                          0.00                  0.00                 0.00
           Total Finance Charge Collections                                10,568,926.38          2,357,683.56         2,276,384.14
                     Total Collections                                     31,618,171.39          7,053,284.37         6,810,067.68
(vi) Aggregate Amount of Principal Receivables                                        --                    --                   --
       Invested Amount (End of Mth)                                       455,000,000.00        101,500,000.00        98,000,000.00
       Floating Allocation Percentage                                          7.0051583%            1.5626891%           1.5088033%
       Fixed/Floating Allocation Percentage                                          N/A                   N/A                  N/A
       Invested Amount (Beg. of Mth)                                      455,000,000.00        101,500,000.00        98,000,000.00
       Average Daily Invested Amount                                                  --                    --                   --
(vii) Receivable Delinquencies (as a % of Total Receivables)                          --                    --                   --
        Current                                                                       --                    --                   --
        30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                    --                    --                   --
        60 Days to 89 Days (30 to 59 Days Contractually Delinquent)                   --                    --                   --
        90 Days and Over (60+ Days Contractually Delinquent)                          --                    --                   --
                  Total Receivables                                                   --                    --                   --
(viii) Aggregate Investor Default Amount                                              --                    --                   --
         As a % of Average Daily Invested Amount

         (Annualized based on 366 days/year)                                          --                    --                   --
(ix) Charge-Offs                                                                    0.00                  0.00                 0.00
(x)  Servicing Fee                                                                    --                    --                   --
(xi) Pool Factor                                                               1.0000000             1.0000000            1.0000000
(xii) Unreimbursed Reallocated Principal Collections                                  --                  0.00                 0.00
(xiii) Excess Funding Account Balance                                                 --                    --                   --
(xiv) Class C Reserve Amount                                                          --                    --                   --
         Class C Reserve Account Balance                                              --                    --                   --
         Class C Trigger Event Occurrence                                             --                    --                   --
(xv)  Number of New Accounts Added to the Trust                                       --                    --                   --
(xvi) Average Net Portfolio Yield                                                     --                    --                   --
(xvii) Minimum Base Rate                                                              --                    --                   --
(xviii) Principal Funding Account Balance                                             --                    --                   --
(xix) Accumulation Shortfall                                                          --                    --                   --
(xx) Scheduled Commencement date of the Accumulation Period                           --                    --                   --
        Accumulation Period Length                                                    --                    --                   --
(xxi) Required Reserve Account Amount                                                 --                    --                   --
        Available Reserve Account Amount                                              --                    --                   --
        Covered Amount                                                                --                    --                   --


Section 5.2                                                               Class D                Total
(i) Certificate Amount                                                     45,500,000.00        700,000,000.00
(ii) Certificate Principal Distributed                                                --                  0.00
(iii) Certificate Interest Distributed                                                --          4,229,220.99
(iv) Principal Collections                                                  2,092,832.79         32,371,362.14
(v)  Finance Charge Collections                                               971,861.12         15,034,789.48
       Recoveries                                                              79,255.91          1,219,321.63
       Principal Account Earnings                                                   0.00                  0.00
       Accum. Period Reserve Acct. Earnings                                         0.00                  0.00
       Total Finance Charge Collections                                     1,051,117.03         16,254,111.11
               Total Collections                                            3,143,949.82         48,625,473.25
(vi) Aggregate Amount of Principal Receivables                                        --      6,495,213,723.36
       Invested Amount (End of Mth)                                        45,500,000.00        700,000,000.00
       Floating Allocation Percentage                                          0.7005158%           10.7771665%
       Fixed/Floating Allocation Percentage                                          N/A             0.0000000%
       Invested Amount (Beg. of Mth)                                       45,500,000.00        700,000,000.00
       Average Daily Invested Amount                                                  --        699,779,550.68
(vii) Receivable Delinquencies (as a % of Total Receivables)                          --                    --
        Current                                                                    84.35      5,783,206,632.51
        30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                  7.12        488,046,806.66
        60 Days to 89 Days (30 to 59 Days Contractually Delinquent)                 2.52        172,491,561.04
         90 Days and Over (60+ Days Contractually Delinquent)                       6.01        412,177,543.65
                  Total Receivables                                               100.00      6,855,922,543.86
(viii) Aggregate Investor Default Amount                                              --          6,728,045.33
         As a % of Average Daily Invested Amount
         (Annualized based on 366 days/year)                                          --                 11.35%
(ix) Charge-Offs                                                                      --                  0.00
(x)  Servicing Fee                                                                    --          1,185,792.35
(xi) Pool Factor                                                                      --                    --
(xii) Unreimbursed Reallocated Principal Collections                                0.00                  0.00
(xiii) Excess Funding Account Balance                                                 --                  0.00
(xiv) Class C Reserve Amount                                                          --                  0.00
         Class C Reserve Account Balance                                              --                  0.00
         Class C Trigger Event Occurrence                                             --                    No
(xv)  Number of New Accounts Added to the Trust                                       --                52,675
(xvi) Average Net Portfolio Yield                                                     --               16.0721%
(xvii) Minimum Base Rate                                                              --                9.0492%
(xviii) Principal Funding Account Balance                                             --                  0.00
(xix)  Accumulation Shortfall                                                         --                   N/A
(xx)  Scheduled Commencement date of the Accumulation Period                          --          October 2001
         Accumulation Period Length                                                   --                   N/A
(xxi) Required Reserve Account Amount                                                 --                   N/A
         Available Reserve Account Amount                                             --                   N/A
         Covered Amount                                                               --                   N/A